                               CONSENT OF COUNSEL

                         AIM SPECIAL OPPORTUNITIES FUNDS

                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers" in the Statement of Additional Information for the three series portfolios of AIM Special Opportunities Funds (the "Trust"), which is included in Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-47949), and Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-08697), on Form N-1A of the Trust.

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 23, 2005